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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1998 in the registration statement on Form S-8 of New Valley Corporation, relating to the consolidated statements of operations, stockholders' investment and cash flow of Thinking Machines Corporation and subsidiaries for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of New Valley Corporation.

Arthur Andersen LLP

Boston, Massachusetts
September 18, 2000